UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – December 10, 2004

TXU Energy Company LLC.

(Exact name of registrant as specified in its charter)

Delaware	333-108876	75-2967817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

The condensed financial statements and related information of TXU Energy Company LLC for the three months ended March 31, 2004 and 2003 included in this Current Report are being presented solely to reflect the reclassification of the Pedricktown, New Jersey (power production) business as a discontinued operation. A plan to dispose of this business was finalized in the second quarter of 2004. Negotiations for the sale of the Pedricktown facility are ongoing and a transaction is expected to be completed no later than the second quarter of 2005.

This Current Report on Form 8-K updates Items 1 and 2 of Part I of the Form 10-Q for the quarterly period ended March 31, 2004. Except as required to reflect the effects of the reclassification discussed above, the disclosures in these two Items have not been modified or updated in this Current Report for events occurring subsequent to the filing of the Form 10-Q for the quarterly period ended March 31, 2004. This Current Report should be read in conjunction with the 2003 Annual Report on Form 10-K filed with the SEC on March 18, 2004, the 2003 Form 8-K (related to the years ended December 31, 2003, 2002 and 2001) filed with the SEC on December 10, 2004, the Form 10-Q for the quarterly period ended June 30, 2004 filed with the SEC on August 13, 2004 and the Form 10-Q for the quarterly period ended September 30, 2004 filed with the SEC on November 15, 2004.

Exhibit 99.1 to this Current Report, which is incorporated by reference into this Item 8.01, includes the following:

•	Financial Statements

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item 9.01 Financial Statements and Exhibits

Updated condensed financial statements and related Management’s Discussion and Analysis for the three months ended March 31, 2004 and 2003 are filed herein as:

Exhibit No.	Description
99	TXU Energy Company LLC and Subsidiaries Condensed Statements of Consolidated Income, Twelve Months Ended March 31, 2004

99.1	TXU Energy Company LLC Financial Statements and related Management’s Discussion and Analysis.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXU ENERGY COMPANY LLC

By	/s/ Stanley J. Szlauderbach
Stanley J. Szlauderbach
Assistant Controller
and Interim Controller

Date: December 10, 2004

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